UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry Into a Material Definitive Agreement.

On April 2, 2008, Eagle Rock Energy Partners, L.P., a Delaware limited partnership (“Eagle Rock”), entered into a definitive Stock Purchase Agreement (the “Agreement”) with Stanolind Holdings, L.P., a Texas limited partnership, and Stanolind Oil and Gas Corp., a Delaware corporation, pursuant to which Eagle Rock will purchase all of the issued and outstanding shares of capital stock of Stanolind Oil and Gas Corp. (the “Stanolind Acquisition”).  The parties to the Agreement have made customary representations, warranties and covenants.  The transaction is expected to close on April 30, 2008.

Under the terms of the Agreement, the aggregate cash consideration to be paid to Stanolind Holdings, L.P. by Eagle Rock at the closing of the transaction is $79 million, subject to a working capital adjustment and other customary purchase price adjustments.  Eagle Rock will fund the transaction from existing cash from operations as well as with borrowings under its existing revolving credit facility.

Stanolind Oil and Gas Corp. operates crude oil and natural gas producing properties in the Permian Basin, primarily in Ward, Crane and Pecos Counties, Texas.

The assets conveyed in this transaction include an estimated 290 producing wells (as of December 31, 2007) with an estimated net production of 850 Boe/d (as of April 1, 2008) and an estimated proved reserves of 6.7 MMBoe (as of December 31, 2007), of which 47% is proved developed producing. This acquisition is expected to generate approximately $15.3 million of annualized adjusted EBITDA, with $1.5 million annual maintenance capital expenditures.

One or more Natural Gas Partners private equity funds which directly or indirectly owns a majority of the equity interests in Stanolind Holdings, L.P. is an affiliate of Eagle Rock and is the majority owner of the sole owner of Eagle Rock Energy G&P, LLC (the “Company”), which is the general partner of Eagle Rock Energy GP, L.P., which is the general partner of Eagle Rock.  Because of the potential conflict of interest between the interests of the Company and the public unitholders of Eagle Rock, the Board of Directors of the Company (the “Board”) authorized the Company’s Conflicts Committee to review, evaluate, and, if determined appropriate, approve the Stanolind Acquisition.  The Conflicts Committee, consisting of independent directors of the Board, determined that the Stanolind Acquisition was fair and reasonable to Eagle Rock and its public unitholders and recommended to the Board that the transaction be approved and authorized.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 2.8 to this Current Report on Form 8-K and incorporated herein by reference.

On April 3, 2008, Eagle Rock issued a press release relating to the transaction.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.8	Stock Purchase Agreement dated April 2, 2008 among Eagle Rock Energy Partners, L.P., Stanolind Holdings, L.P. and Stanolind Oil and Gas Corp.

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: April 3, 2008	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.8	Stock Purchase Agreement dated April 2, 2008 among Eagle Rock Energy Partners, L.P., Stanolind Holdings, L.P. and Stanolind Oil and Gas Corp.

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated April 3, 2008